Exhibit 10.49

(BLAKE DAWSON WALDRON)
LAWYERS

Agreement for Transfer
of Belahouro Project

BHP Minerals International Exploration Inc., BHP Minerals Ghana Inc.,
BHP Billiton World Exploration Inc., and BHP Holdings (International)
Inc.

Resolute Limited

Resolute (West Africa) Limited

Forrest Centre 221 St George’s Terrace Perth WA 6000 Telephone: (08) 9366 8000 Fax: (08) 9366 8111	Ref: PGE:SSP:12741942

CONTENTS

1.	INTERPRETATION	1

2.	TRANSFER OF BELAHOURO INTEREST	2

3.	ROYALTY	2

4.	BHP’S REPRESENTATIONS AND WARRANTIES	3

5.	BHP’S CONTRACTS AND INFORMATION AND VEHICLES	4

6.	CONSENTS AND COMPLETION	4

7.	REDUCTION IN BELAHOURO PROJECT AREA	5

8.	CONFIDENTIALITY	5

9.	GOVERNING LAW	5

10.	ASSIGNMENT	5

11.	STAMP DUTY AND PARTY COSTS	5

12.	FURTHER ASSURANCES	6

13.	GUARANTEE	6

14.	NOTICES	6

15.	ENTIRE AGREEMENT	7

16.	COUNTERPARTS	7

17.	ATTORNEYS	7

ANNEXURE 1 BELAHOURO PROJECT		10

ANNEXURE 2 SCHEDULE OF VEHICLES		11

AGREEMENT FOR TRANSFER OF BELAHOURO INTEREST

DATE 8 February 2002

PARTIES

BHP Minerals International Exploration Inc., BHP Minerals Ghana Inc., BHP Holdings (International) Inc., all having an office at Houston, United States of America, and BHP Billiton World Exploration Inc. (formerly called BHP World Exploration Inc.), having an office at Vancouver, Canada (collectively referred to as “BHP”)

Resolute Limited (ABN 27 009 069 014) (“Resolute”)

Resolute (West Africa) Limited (“RWAL”)

RECITAL

A.            This Agreement documents the terms upon which BHP agrees to transfer the Belahouro Interest to RWAL and RWAL agrees to accept the Belahouro Interest.

B.            Resolute guarantees RWAL’s obligations under this Agreement

OPERATIVE PROVISIONS

1.             INTERPRETATION

1.1           Definitions

In this Agreement, including the Recitals, unless the context otherwise requires:

“Business Day” means a day that is not a Saturday, Sunday or a public holiday.

“Belahouro Interest” means all right, title and interest of BHP in and to the Belahouro Project, including all information relating to that project and the benefit of all contracts and agreements relating to that project.

“Belahouro Project” means, subject to clause 7, the project described in Annexure 1.

“Completion” means completion in relation to the transfer of the Belahouro Interest as set out in clause 6.2.

“Effective Date” means, subject to satisfaction of the condition in clause 6.1, the date of this Agreement.

“Parties” means BHP, RWAL and Resolute and “Party” means one of the Parties.

“Resolute Companies” means Resolute and RWAL, collectively.

“Royalty” means the royalty described in clause 3 of this Agreement.

“Salmon Project” means the Salmon gold project in Ghana.

1.2           General

In this Agreement, including the Recitals, unless the context otherwise requires:

(a)           references to any legislation or any section or provision thereof shall include any modification or re-enactment thereof or any legislative provision substituted therefor and all subordinate legislation and statutory instruments issued thereunder;

(b)           words denoting the singular number shall include the plural number and vice versa;

(c)           words denoting individuals shall include corporations and vice versa;

(d)           words denoting any gender shall include all genders;

(e)           headings are for convenience only and shall not affect interpretation;

(f)            references to Recitals, Clauses, Schedules and Annexures are references to recitals, clauses, schedules and annexures of or to this Agreement or to the denominated sub-clause, paragraph or sub-paragraph thereof; and

(g)           references to any Party to this Agreement, or any other document or arrangement, shall include its successors or permitted assigns.

2.             TRANSFER OF BELAHOURO INTEREST

2.1           Upon and subject to the terms of this Agreement, and in consideration of the Royalty, BHP agrees to transfer to RWAL the Belahouro Interest with effect from the Effective Date.

2.2           The Belahouro Interest is transferred free and clear of interests of third parties, royalties, liens, or other encumbrances arising by, through or under BHP, except those to which the Parties have given their written consent.

3.             ROYALTY

3.1           RWAL agrees to pay to BHP a royalty calculated by reference to Gross Sales received from the Belahouro Project after the Effective Date.

3.2           The royalty to which BHP is entitled under clause 3.1 is 2.5% of Gross Sales (as defined below).

3.3           “Gross Sales” means the total revenues, calculated in respect of Sale Agreements by multiplying the Metal Content by the Reference Price, from the sale of ore, minerals or other products extracted from the area covered by the Belahouro Project.

“Metal Content” means the contained metal or other product for each payable metal or other product as determined in accordance with the Sale Agreements and such determination shall be by a method of metal/product content determination generally used by the industry. No discounts, deductions or adjustments to the final determination shall be made.

“Reference Prices” means market metal index prices averaged over the quotational period as defined in each Sale Agreement for each payable metal contained. In the event a Sale Agreement utilizes a quotational period of less than five Business Days the Reference Price shall be determined over five Business Days beginning on the same day as the Sale Agreement quotational period.

“Sale Agreements” means all sales agreements entered into by RWAL or its affiliates and if any sales agreement is not a bona fide arm’s length transaction such sales agreement will for royalty calculation purposes, be deemed adjusted to reasonable arm’s length terms.

3.4           All royalty payments to BHP will be paid in cash. Royalties will be paid within 10 Business Days of the end of each calendar quarter in which revenues are received by Resolute.

All royalty payments shall be accompanied by a statement giving sufficient details of calculations to enable BHP to verify the correctness of the payments.

3.5           Within 90 days after the end of RWAL’s fiscal year, RWAL will deliver to BHP an unaudited statement of royalties paid to BHP during the year and the calculation thereof. All year end statements will be deemed true and correct 3 months after presentation, unless within that period BHP delivers notice to RWAL specifying with particularity the grounds for each exception. BHP will be entitled at its expense to an annual independent audit of the statement by a certified public accountant of recognised standing reasonably acceptable to RWAL within 3 months after presentation of the related year-end statement.

4.             BHP’S REPRESENTATIONS AND WARRANTIES

BHP hereby represents and warrants to Resolute Companies that (subject to the interests, rights and obligations of Resolute Companies):

(a)           BHP is the sole beneficial owner of the Belahouro Interest;

(b)           to the best of BHP’s knowledge, information and belief, BHP’s title to the Belahouro Project is in good standing;

(c)           to the best of BHP’s knowledge, information and belief, there are no mortgages, pledges, liens, charges or encumbrances against or relating to the Belahouro Interest;

(d)           to the best of BHP’s knowledge, information and belief, no person, firm or corporation other than BHP now owns or possesses any rights to explore or prospect for minerals (including gold, silver and precious metals) on or to mine the Belahouro Project; and

(e)           BHP has no further interest in the Salmon Project.

Resolute Companies agree not to make any claim or demand in respect of an alleged breach by BHP of one or more of the above representations or warranties unless written notice of such claim or demand is given to BHP within 6 months of the Effective Date.

5.             BHP’S CONTRACTS AND INFORMATION AND VEHICLES

5.1           At or prior to Completion, BHP must deliver to RWAL all agreements, contracts, plans, maps, records and documents (if any) and all prospecting, geological, geophysical and technical information which may be in or which may hereafter (but prior to Completion) come into BHP’s possession and relate in any way to the Belahouro Interest.

5.2           At or prior to Completion:

(a)           BHP shall deliver the vehicles described in Annexure 2 (“Vehicles”) and all documents relating to their ownership and service histories to RWAL for the purpose of their sale or disposal; and

(b)           BHP shall deliver to RWAL effective written authority to sell or dispose of the Vehicles in such manner as RWAL sees fit.

BHP shall be under no obligation to maintain the Vehicles in good condition or the condition in which they are at the date of this Agreement.

5.3           BHP agrees that RWAL shall be entitled to the proceeds of the sale or disposal of the Vehicles.

5.4           RWAL agrees that, on and from the time of delivery of the Vehicles, it shall be responsible for all costs and expenses of operating, maintaining and disposing of the Vehicles and further agrees to indemnify BHP from all liabilities, obligations, claims and demands that may arise after delivery of the Vehicles in accordance with clause 5.2(a).

6.             CONSENTS AND COMPLETION

6.1           This Agreement is conditional on receipt of all necessary governmental approvals and consents. The Parties must use their best continuing endeavours to secure those consents and approvals as soon as possible. To this end, RWAL shall prepare all necessary applications and pay all applicable fees.

6.2           Subject to clause 6.3, Completion shall occur as soon as possible after the condition in clause 6.1 is satisfied and the Parties must then do all things and sign all documents necessary to perfect that transfer.

6.3           If the condition in clause 6.1 is not satisfied within 6 months from the date of this Agreement, the Agreement will terminate immediately unless the Parties otherwise agree.

6.4           If the Agreement terminates in accordance with clause 6.3:

(a)           the Parties acknowledge that such termination will not affect their continuing obligations under clause 8; and

(b)           that termination will not give rise to any liability on the part of a Party but each Party will remain liable for any antecedent breach.

7.             REDUCTION IN BELAHOURO PROJECT AREA

7.1           To the extent that, prior to transfer of the Belahouro Interest, the area of the Belahouro Project is subject to mandatory reduction, BHP shall comply with all reasonable requests of RWAL (at RWAL’s cost) to facilitate such reduction.

7.2           References in this Agreement to the area of the Belahouro Project shall be deemed to be references to the Belahouro Project as reduced in accordance with clause 7.1.

8.             CONFIDENTIALITY

8.1           No announcement or communication relating to the negotiations of the Parties or the subject matter or terms of this Agreement (other than those required to be made by law or under relevant stock exchange listing requirements, or as are made to professional advisers on a confidential basis) shall be made or authorised by any Party without the prior written consent of the other Party, such consent not to be unreasonably withheld.

8.2           In relation to permitted announcements or communications required to be made by law, the announcing or communicating Party must give reasonable prior notice to the other Parties of the contents of the announcement or communication and must in good faith consider the views of the other Parties.

9.             GOVERNING LAW

This Agreement shall, to the extent necessarily governed by the laws of the jurisdiction in which the Belahouro Project is situated in accordance with applicable principles governing conflict of laws, be governed by the laws of that jurisdiction, but shall otherwise be governed by, construed and take effect in accordance with the laws in force in the State of Western Australia from time to time. The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Western Australia and courts entitled to hear appeals therefrom.

10.           ASSIGNMENT

10.1         RWAL may not assign or otherwise dispose of all or any part of its interest in the Belahouro Project unless it has first procured that the assignee or disposee has agreed in an enforceable manner reasonably acceptable to BHP to comply with and be bound by RWAL’s obligations under this Agreement to the extent of the assignment or disposition.

10.2         If RWAL assigns or disposes of its interest in the Belahouro Project in accordance with clause 10.1:

(a)           RWAL will not be released from its obligations under this Agreement unless BHP agrees to such release, which agreement will not be unreasonably withheld; and

(b)           Resolute will not be released from its obligations under this Agreement unless BHP agrees to such release, which agreement will not be unreasonably withheld.

11.           STAMP DUTY AND PARTY COSTS

11.1         RWAL shall pay and will indemnify BHP in respect of any stamp duty (including fines and penalties) payable on this Agreement and in respect of all statutory costs relating to the transfer of the Belahouro Interests to RWAL (other than taxation costs incurred by BHP).

11.2         Each Party will pay its own costs (including legal costs) of and incidental to the preparation and execution of this Agreement, and all documents it contemplates.

12.           FURTHER ASSURANCES

12.1         Each Party shall, as a continuing obligation, expeditiously sign all such documents and do all such things as shall be necessary to give full effect to this Agreement and the transfers and transactions contemplated by it.

12.2         BHP must do all things necessary to secure the assignment or novation of contracts and agreements relating to the Belahouro Project to RWAL. To the extent that a particular contract has not been assigned or novated by the Effective Date, BHP will thereafter hold the benefit of that contract or agreement for and on behalf of RWAL until assignment or novation is possible.

13.           GUARANTEE

13.1         Resolute guarantees to BHP the due and punctual performance, compliance and discharge by RWAL of each of RWAL’s obligations under this Agreement including without limitation the obligation to pay the Royalty.

13.2         The guarantee is absolute and unconditional and the obligations of Resolute under clause 13.1 are not to be released, discharged, modified, impaired or affected in any manner whatsoever including without limitation the liquidation of RWAL or any arrangement or composition with its creditors or the appointment of a receiver or receiver and manager or any administrator or trustee. BHP may enforce this guarantee without the need to give notice to RWAL or to make any claim or institute any proceedings against RWAL or to join RWAL in any enforcement action.

14.           NOTICES

14.1         A notice, consent, approval or other communication (each a “Notice”) shall be signed by or on behalf of the Party giving it, addressed to whom it is to be given and:

(a)           delivered to that Party’s address; or

(b)           transmitted by facsimile to that Party’s address.

14.2         A Notice given to a Party in accordance with this clause shall be treated as having been duly given and received:

(a)           if delivered to a Party’s address, on the day of delivery if a Business Day, otherwise, on the next Business Day; or

(b)           if transmitted by facsimile to a Party’s address and a correct and complete transmission report is received, on the day of transmission, if a Business Day, otherwise on the next Business Day.

14.3         For the purpose of this clause, the address set out below or another address of which that Party may from time to time give notice to the other Party:

BHP:

Attention:	The Secretary, BHP Minerals International Exploration Inc.

Address:	1360 Post Oak Blvd., Suite 150, Houston, TX 77056-3020, USA.

Facsimile:	1 713 961 8507

Copy to:

Vice President Exploration, BHP Minerals

Level 34, 600 Bourke Street, Melbourne, VIC. 3000

Facsimile:	61 3 9609 3074

Resolute Companies:

Attention:	The Company Secretary

Address:	4th Floor, The BGC Centre, 28 The Esplanade, Perth, WA 6000

Facsimile:	61 8 9322 7541

15.           ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement. There are not and shall not be any oral statements, representations, warranties, undertakings, indemnities or agreements among the Parties except as may be contained in this Agreement, and this Agreement may not be amended in any respect except by written instrument signed by each Party.

16.           COUNTERPARTS

This Agreement may be executed by counterparts.

17.           ATTORNEYS

Each person who executes this Agreement on behalf of a Party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

EXECUTED as an agreement.

EXECUTED by BHP Minerals International Exploration Inc:

Signature of witness	By

Name of witness	Name and Title

EXECUTED by BHP Minerals Ghana Inc:

Signature of witness	By

Name of witness	Name and Title

EXECUTED by BHP Billiton World Exploration Inc:

Signature of witness	By

Name of witness	Name and Title

EXECUTED by BHP Holdings (International) Inc:

Signature of witness	By

Name of witness	Name and Title

EXECUTED by Resolute Limited:

Signature of witness	Signature of director/secretary

GREG FITZGERALD	PETER SULLIVAN
Name of witness	Name of director/secretary

EXECUTED by Resolute (West Africa) Limited:

Signature of witness	Signature of director/secretary

GREG FITZGERALD	PETER SULLIVAN
Name of witness	Name of director/secretary

ANNEXURE 1

BELAHOURO PROJECT

Country:	Burkina /Faso

Project:	Belahouro Project

License:	No. 98-127 /MEM/SG/DGMG/DG of 13th October 1998

Licensee:	BHP Minerals International Exploration Inc.

Project Area:	1600 sq. km

The Project Area is particularly described by coordinates set forth below.

POINTS	LONGITUDE	LATITUDE

A	1° 29’00” W	14° 31’ 45” N

B	0° 55’ 00” W	14° 31’ 45” N

C	0° 55’ 00” W	14° 17’ 20” N

D	1° 29’ 00” W	14° 17’ 20” N

ANNEXURE 2

SCHEDULE OF VEHICLES

VEHICLE REGISTRATION:	11H2291 AT
11G5031 AT
11K3180 AT
11K3458 AT
11L3348 AT
11G5033 AT
11G5032AT
11K8556 AT
11K5576 AT